Report of Ernst & Young LLP, Independent Auditors


To  the  Board  of Trustees and Shareholders of  the  SAFECO
Taxable Bond Trust and SAFECO Managed Bond Trust


      We have audited the accompanying statements of assets and liabilities, including the portfolios of investments in securities, of the SAFECO Taxable Bond Trust (comprising, respectively, the SAFECO High-Yield Bond Fund, SAFECO GNMA Fund, and SAFECO Intermediate-Term U.S. Treasury Fund) and the SAFECO Managed Bond Trust - Managed Bond Fund as of December 31, 1998, and the related statements of operations, the statements of changes in net assets, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trusts' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting the SAFECO Taxable Bond Trust and SAFECO Managed Bond Trust at December 31, 1998, the results of their operations, the changes in their net assets, and financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.



Seattle, Washington
February 5, 1999